Exhibit 10.4

Execution Version

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 25, 2018, and is entered into by and among ALERIS INTERNATIONAL, INC., a Delaware corporation (the “Company”), the other Domestic Borrowers party hereto, ALERIS ALUMINUM DUFFEL BVBA, a private limited liability company organized under the laws of Belgium (the “Belgian Borrower”), ALERIS ROLLED PRODUCTS GERMANY GMBH, a company with limited liability organized under the laws of Germany (the “German Borrower A”), ALERIS CASTHOUSE GERMANY GMBH, a company with limited liability organized under the laws of Germany (the “German Borrower B”), ALERIS SWITZERLAND GMBH, a company with limited liability organized under the laws of Switzerland (the “Swiss Borrower” and, together with the Company, the other Domestic Borrowers, the Belgian Borrower, the German Borrower A and the German Borrower B, the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”), and J.P. MORGAN EUROPE LIMITED, as the European agent for the Lenders (the “European Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Loan Parties, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the European Agent are parties to that certain Credit Agreement dated as of June 15, 2015 (as amended by Amendment No. 1 thereto dated as of March 18, 2016, Amendment No. 2 thereto dated as of February 8, 2017, and Amendment No. 3 thereto dated as of December 22, 2017, and as the same may be further amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);

WHEREAS, the Company has requested that the Agents and the Required Lenders agree to certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Required Lenders party hereto have agreed to such requests subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments. Subject to the satisfaction of the conditions set forth in Section 2 below, and in reliance on the representations set forth in Section 3 below:

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended to add the following new definitions in appropriate alphabetical order:

“2023 Term Loan Agreement” means that certain First Lien Credit Agreement dated as of June 25, 2018 among the Company, each of the guarantors party thereto, and Deutsche Bank AG New York Branch, as agent, as the same may be from time to time amended, restated or otherwise modified.

“2023 Term Loans” means the term loans advanced to the Company pursuant to the 2023 Term Loan Agreement.

“2023 Indenture” means that certain Indenture dated as of June 25, 2018, among the Company, each of the guarantors party thereto, and U.S. Bank National Association, as Trustee, pursuant to which the 2023 Notes were issued, as the same may be from time to time amended, restated or otherwise modified.

“2023 Notes” means the 10.750% Senior Secured Junior Priority Notes due 2023 and issued pursuant to the 2023 Indenture.

“ABL Priority Collateral” means (i) with respect to the Domestic Loan Parties, the “ABL Priority Collateral” of such Loan Parties as defined in the ABL/Term Intercreditor Agreement and (ii) with respect to the European Loan Parties, the Collateral of such Loan Parties.

“ABL/Term Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Fourth Amendment Effective Date among the Domestic Loan Parties, the Administrative Agent, the collateral agent with respect to the 2023 Term Loans and the collateral agent with respect to the 2023 Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Co-Investors” means Persons (and their Affiliates) who, on the Fourth Amendment Date, are limited partners of the Sponsors.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Fourth Amendment Effective Date” means June 25, 2018.

“Permitted Holders” means Sponsors and members of management of the Company (or its direct parent) who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) on the Fourth Amendment Effective Date (the “Management Investors”) and any Co-Investors; provided that the Sponsors, the Management Investors and the Co-Investors, collectively, have beneficial ownership of at least 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

“Sponsors” means Oaktree Capital Management L.P., Apollo ALS Holdings II, L.P., Bain Capital Credit, LP, Caspian Capital Partners LP and their respective Affiliates, but not including any portfolio companies thereof.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

(b) Section 1.01 (Defined Terms) of the Credit Agreement is hereby further amended by amending and restated in their entirety the following definitions:

“Aggregate Revolving Commitment” means, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Fourth Amendment Effective Date, the Aggregate Revolving Commitment is the Dollar Equivalent of $750,000,000.

“Capital Lease Obligation” of any Person means an obligation of such Person that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Dominion Period” means any period of time, at the election of the Administrative Agent or at the direction of the Required Lenders, (a) when an Event of Default has occurred and is continuing, or (b) if Aggregate Availability is less than the greater of (A) 10% of the lesser of (1) the Aggregate Revolving Commitment and (2) the Aggregate Borrowing Base, and (B) $50,000,000, in either case, for five (5) consecutive days, then commencing on such fifth (5th) consecutive day and ending on the first (1st) day thereafter on which Aggregate Availability has exceeded the greater of (i) 10% of the lesser of (A) the Aggregate Revolving Commitment and (B) the Aggregate Borrowing Base and (ii) $50,000,000, in either case, for twenty-one (21) consecutive days.

“Change in Control” means the occurrence of any of the following:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder, or the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies; provided, however, that (1) a transaction in which Holdings or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “Other Person”) shall not constitute a Change in Control if (a) the shareholders of Holdings or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of Holdings or such parent, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than a Permitted Holder and the Other Person (but including the holders of the Equity Interests of the Other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of Holdings or the Other Person; (2) any transaction in which the Company remains a Wholly-Owned Subsidiary of Holdings, but one or more intermediate holding companies between the Company and Holdings are added, liquidated or merged or consolidated out of existence shall not constitute a Change in Control; (3) any holding company whose only significant asset is Equity Interests of the Company, Holdings or any direct or indirect parent of the Company shall not itself be considered a “person” or “group” for purposes of this definition; (4) the transfer of assets between or among Holdings, the Subsidiaries of the Company and the Company in accordance with the terms of this Agreement shall not itself constitute a Change in Control; and (5) a “person” or “group” shall not be deemed to have beneficial ownership of securities (or “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act)) subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; or

(b) a “Change of Control” (as defined in the 2023 Term Loan Agreement or the 2023 Notes Indenture) has occurred.

“Consolidated Total Assets” means as of any date of determination, the total assets, net, reflected on the most recent balance sheet of the Company, determined on a consolidated basis in accordance with GAAP, with such pro forma adjustments as are appropriate and consistent with the definition of “Pro Forma Basis”.

“Domestic Revolving Subcommitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Domestic Revolving Loans and to acquire participations in Domestic Letters of Credit, Domestic Overadvances and Domestic Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Domestic Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial Dollar Equivalent amount of each Lender’s Domestic Revolving Subcommitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Domestic Revolving Subcommitment, as applicable. The aggregate amount of the Revolving Lenders’ Domestic Revolving Subcommitments as of the Fourth Amendment Effective Date is the Dollar Equivalent of $750,000,000. The Domestic Revolving Subcommitments are subcommitments of the Revolving Commitments and do not represent additional credit exposure.

“Domestic Security Agreement” means that certain Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the Fourth Amendment Effective Date, which amends and restates the Pledge and Security Agreement originally dated as of the date of this Agreement, among the Domestic Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement governed by U.S. law and entered into, after the Fourth Amendment Effective Date by any Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“EBITDA” means, with respect to the Company and its Subsidiaries for any period, the sum of (without duplication):

(a) net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period (excluding extraordinary, non-recurring or unusual gains or losses and excluding the net income (or loss) for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that net income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by any such Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, to the Company or any of its Subsidiaries in respect of such period (whether accrued in respect of such period or a prior period)); plus

(b) each of the following:

(i) all cash and non-cash interest expenses of the Company and its Subsidiaries on a consolidated basis for such period, including, without limitation, noncash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition”;

(ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred Equity Interests or Disqualified Equity Interests made during such period provided, however, that, any charges arising from (x) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred Equity Interests other than Disqualified Equity Interests or (y) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded;

(iii) all provision for taxes based on income or profits, plus franchise or similar taxes, of the Company and its Subsidiaries on a consolidated basis for such period;

(iv) depreciation and amortization expenses of the Company and its Subsidiaries on a consolidated basis for such period (including, without limitation, amortization of goodwill and other intangible assets and amortization of deferred financing fees and other related noncash charges) on a consolidated basis for such period;

(v) the amount of any cash restructuring charge or reserve deducted in such period in computing net income not to exceed Fifty Million U.S. Dollars for any twelve- (12) month period and One Hundred Fifty Million U.S. Dollars ($150,000,000) in the aggregate for the term of this Agreement;

(vi) any costs incurred in connection with the closing of any production or manufacturing facilities;

(vii) any write offs, write downs or other noncash charges reducing net income for such period, excluding (x) noncash charges relating to the write off or write down of inventory in excess of 10% of EBITDA (calculated without giving effect to any such write offs and write downs) and (y) any such charge that represents an accrual or reserve for a cash expenditure for a future period;

(viii) the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) during such period to the Sponsors and the Co-Investors and the amount of any directors’ fees or reimbursements, in each case to the extent permitted under this Agreement;

(ix) any start-ups costs under Accounting Standards Codification 720-15;

(x) the “run rate” amount of cost savings, operational improvements and synergies projected by the Company in good faith to be realized as a result of actions taken or expected to be taken, or substantial steps towards which have been taken or are expected to be taken, during such period (calculated on a Pro Forma Basis as though such cost savings, operational improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operational improvements and synergies are reasonably identifiable and factually supportable, (y) such cost savings, operational improvements and synergies are expected to be realized within 24 months of the date thereof in connection with such actions and (z) the aggregate amount of cost savings added pursuant to this clause (b)(x), shall not exceed the greater of (A) Fifty Million Dollars ($50,000,000) and (B) 20.0% of EBITDA on a consolidated basis for the Company’s and its Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination (calculated on a pro forma basis as though such cost savings, operational improvements and synergies had been realized on the first day of such period), for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of “Pro Forma Basis”);

(xi) any costs or expenses incurred by the Company or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Equity Interests that are preferred Equity Interests);

(xii) any noncash stock-based compensation expense

(xiii) earn-out obligations and other contingent consideration obligations and purchase price adjustments, and, in each case, adjustments thereof incurred in connection with any acquisition or other investment and paid or accrued during such period;

(xiv) any expenses or charges related to any offering of Equity Interests (other than Disqualified Equity Interests) of the Company (or any direct or indirect parent company thereof), acquisition or other Investment, disposition, recapitalization or the incurrence of Indebtedness including a refinancing thereof (whether or not successful, whether or not permitted under this Agreement and whether or not relating to the Company and its Subsidiaries or to any parent company of the Company) and any amendment or modification to the terms of any such transactions;

(xv) all non-cash net after-tax charges, expenses, gain or income with respect to curtailments, discontinuations or modifications to pension and post-retirement employee benefit plans;

(xvi) the amount of any non-controlling interest expense included in computing net income; and

(xvii) at the option of the Company, any (x) expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisitions or any permitted sale, conveyance, transfer or other disposition of assets or (y) expenses, charges or losses with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Company has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (A) not denied by the applicable indemnifying party, obligor or insurer in writing and (B) in fact indemnified or reimbursed within 365 days after such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period); plus or minus

(c) each of the following (as applicable but without duplication):

(i) the amount of gain or loss resulting in such period from a sale of receivables and related assets to a Subsidiary in connection with a non-recourse receivables financing facility;

(ii) any net non-cash gain or loss resulting in such period from hedging obligations and the application of Accounting Standards Codification 815;

(iii) any net gain or loss resulting in such period from currency translation gains or losses related to currency re-measurements of Indebtedness (including intercompany indebtedness);

(iv) any net gain or loss resulting in such period attributable to asset dispositions other than in the ordinary course of business, as determined by Company in good faith;

(v) the impact of the adjustment of inventory and other items to fair market value through purchase accounting;

(vi) any gain or loss on the early extinguishment of debt;

(vii) the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;

(viii) any net after-tax income or loss from disposed or discontinued operations or on disposal of disposed or discontinued operations; and

(ix) any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures”; minus

(d) the sum (without duplication) of non-cash gains increasing net income for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to net income in computing EBITDA in accordance with this definition).

“Equity Interests” means shares of capital stock; shares, interests, participations, rights or other equivalents (however designated) of capital stock of associations or business entities, partnership interests (whether general or limited), membership interests in a limited liability company or any other interest or participation on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt security that is convertible into, or exchangeable for any of the foregoing.

“European Revolving Subcommitment” means, with respect to each Lender, the commitment, if any, of such Lender to make European Revolving Loans and to acquire participations in European Letters of Credit, European Overadvances and European Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s European Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial Dollar Equivalent amount of each Lender’s European Revolving Subcommitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its European Revolving Subcommitment, as applicable. The aggregate amount of the Lenders’ European Revolving Subcommitment as of the Fourth Amendment Effective Date is the Dollar Equivalent of $375,000,000. The European Revolving Subcommitments are subcommitments of the Revolving Commitments and do not represent additional credit exposure.

“Excluded Domestic Subsidiary” means, at any date of determination, any Domestic Subsidiary that (a) constitutes an Immaterial Subsidiary, (b) is (or is treated for U.S. federal income tax purposes as a disregarded entity of) a “controlled foreign corporation” as defined in Section 957 of the Code (a “CFC”) or (c) owns, directly or indirectly, no material assets other than equity interests (or equity interests and indebtedness) of one or more CFCs. The list of Excluded Domestic Subsidiaries as of the Fourth Amendment Effective Date is set forth on Schedule 1.01(A).

“FCCR Test Period” means any period (a) commencing on the last day of the most recent period of four consecutive fiscal quarters of the Company then ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)) on or prior to the date Aggregate Availability at any time is less than the greater of (i) 10% of the lesser of (A) the Aggregate Revolving Commitment and (B) the Aggregate Borrowing Base and (ii) $50,000,000, and (b) ending on the day after Aggregate Availability has exceeded the greater of (i) 10% of the lesser of (A) the Aggregate Revolving Commitment and (B) the Aggregate Borrowing Base and (ii) $50,000,000, in either case, for twenty-one (21) consecutive days.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties and their Subsidiaries in an aggregate principal amount exceeding $40,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the earliest of (i) June 25, 2023, (ii) the date that is two (2) months prior to the scheduled maturity date of the 2023 Term Loans, (iii) the date that is two (2) months prior to the scheduled maturity date of the 2023 Notes or (iv) any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Permitted Discretion” means the commercially reasonable exercise of the Administrative Agent’s or European Agent’s, as applicable, good faith credit judgment in accordance with customary business practices for comparable asset-based lending transactions in the Company’s industry in consideration of any factor which is reasonably likely to (i) materially and adversely affect the value of any ABL Priority Collateral, the enforceability or priority of the Liens thereon or the amount that the Agents and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof, or (ii) suggest that any Collateral report or financial information delivered to any Agent or Lenders by any Person on behalf of any Borrower is incomplete, inaccurate or misleading in any material respect. In exercising such commercially reasonable credit judgment, such Agent may consider, without duplication, such factors already included in or tested by the definition of Eligible Accounts, Eligible Unbilled Accounts or Eligible Inventory, as well as any of the following: (i) changes after the Fourth Amendment Effective Date in any material respect in collection history and dilution or collectability with respect to the Accounts; (ii) changes after the Fourth Amendment Effective Date in any material respect in demand for, pricing of, or product mix of Inventory; (iii) changes after the Fourth Amendment Effective Date in any material respect in any concentration of risk with respect to the respective Borrower’s Accounts or Inventory; and (iv) any other factors arising after the Fourth Amendment Effective Date that change in any material respect the credit risk of lending to any Borrower on the security of such Borrower’s Accounts or Inventory. Notwithstanding anything to the contrary, Reserves shall not be imposed after the Fourth Amendment Effective Date with respect to facts and circumstances actually known to the Administrative Agent or European Agent, as applicable, on the Fourth Amendment Effective Date, absent any changes in such facts or circumstances.

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, and without duplication of any eligibility criteria, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, Priority Payables Reserves, Retention of Title Reserves, volatility reserves, reserves for “extended” or “extendable” retention of title, reserves for rent at locations leased by any Loan Party (not to exceed three months’ rent) and for consignee’s, warehousemen’s and bailee’s charges (not to exceed three months’ charges), reserves for the reduction in the amount of Domestic Qualified Cash or European Qualified Cash on deposit with the Borrowers after delivery of any Borrowing Base Certificate, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for registration duties and filing fees with respect to the perfection of additional pledges over commercial business of the Belgian Borrower, reserves for Swap Agreement Obligations, reserves for taxes, fees, assessments, and other governmental charges with respect to Accounts and/or Inventory of the Borrowers, reserves for VAT and reserves for fees payable to an insolvency administrator pursuant to Section 171 of the German Insolvency Code (or relevant successor provision)) with respect to the ABL Priority Collateral or any Loan Party.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations, excluding Banking Services Obligations which have been expressly designated in writing by Borrower Representative and the applicable Lender (or Affiliate of such Lender) to Administrative Agent as “Secured Cash Management Agreements” as defined in and pursuant to the terms of the 2023 Term Loan Agreement and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates, excluding Swap Agreement Obligations which have been expressly designated in writing by Borrower Representative and the applicable Lender (or Affiliate of such Lender) to Administrative Agent as “Secured Hedge Agreements” as defined in and pursuant to the terms of the 2023 Term Loan Agreement; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.

(c) The definition of “Net Leverage Ratio” contained in Section 1.01 (Defined terms) of the Credit Agreement is hereby amended by replacing the phrase “unrestricted cash of the Company and its Subsidiaries as of such date” in clause (a)(ii) thereof with the phrase “cash and Permitted Investments of the Company and its Subsidiaries as of such date that is free and clear of all Liens, other than Liens in favor of the Administrative Agent or the European Agent for the benefit of the Secured Parties, the collateral agent with respect to the 2023 Term Loans for the benefit of the secured parties under the 2023 Term Loan Agreement or the collateral agent with respect to the 2023 Notes for the benefit of the secured parties under the 2023 Indenture, not to exceed $100,000,000”.

(d) The definition of “Prepayment Event” contained in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by replacing each occurrence of the word “Collateral” therein with the phrase “ABL Priority Collateral”.

(e) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended to delete therefrom the following defined terms: “2018 Indenture” and “2018 Notes”.

(f) Paragraph (a) of Section 2.04 (Protective Advances) of the Credit Agreement is hereby amended by replacing the word “Collateral” in the first sentence thereof with the phrase “ABL Priority Collateral”.

(g) Section 2.14 (Alternate Rate of Interest) of the Credit Agreement is hereby amended by inserting a new Section 2.14(c) at the end thereof to read as follows:

(c) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.14(a)(i) or Section 2.14(b) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(a)(i) or Section 2.14(b) have not arisen but the supervisor for the administrator of the LIBO Screen Rate, EUROBO Screen Rate or Overnight LIBO Rate, as applicable, or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate, EUROBO Screen Rate or Overnight LIBO Rate, as applicable, shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the LIBO Screen Rate, EUROBO Screen Rate and/or Overnight LIBO Rate, as applicable, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States and Europe at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes (including with respect to the applicable margin) to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.

(h) Section 3.05 (Properties) of the Credit Agreement is hereby amended by replacing each occurrence of the phrase “the date of this Agreement” therein with the words “Fourth Amendment Effective Date”.

(i) Section 3.06(c) (Litigation and Environmental Matters) of the Credit Agreement is hereby amended by replacing the phrase “the date hereof” therein with the words “Fourth Amendment Effective Date”.

(j) Section 3.11 (Disclosure) of the Credit Agreement is hereby amended to insert a new sentence at the end thereof to read as follows:

As of the Fourth Amendment Effective Date, to the best knowledge of any Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Fourth Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

(k) Section 3.14 (Insurance) of the Credit Agreement is hereby amended by replacing the phrase “the Effective Date” in the first sentence thereof with the words “the Fourth Amendment Effective Date”.

(l) Section 3.16 (Security Interest in Collateral) of the Credit Agreement is hereby amended by replacing the word “and” at the end of clause (a) thereof with a comma (“,”) and inserting the phrase “and (c) in the case of Collateral other than ABL Priority Collateral, any Liens thereon permitted pursuant to Section 6.02” immediately before the period (“.”) at the end thereof.

(m) Section 3.22 (Affiliate Transactions) of the Credit Agreement is hereby amended by replacing the phrase “the date of this Agreement” therein with the words “Fourth Amendment Effective Date”.

(n) Section 4.02(d) (Each Credit Event) of the Credit Agreement is hereby amended and restated to read in full as follows:

(d) If the Aggregate Revolving Commitment at any time exceeds Seven Hundred Fifty Million U.S. Dollars ($750,000,000), such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, may be incurred in compliance with each of the 2020 Indenture (Exchangeable), the 2023 Term Loan Agreement and the 2023 Indenture (in each case, if in existence at such time).

(o) Section 5.01(g) (Financial Statements; Borrowing Base and Other Information) of the Credit Agreement is hereby amended and restated read in full as follows:

(g) as soon as available but in any event within twenty (20) days of the end of each calendar month (or from and after the date on which Aggregate Availability is less than the greater of (i) twelve and one half of one percent (12.5%) of the lesser of (A) the Aggregate Revolving Commitment and (B) the Aggregate Borrowing Base and (ii) $56,250,000, in either case, for five (5) consecutive Business Days, until such time as Aggregate Availability has been equal to or greater than the greater of (i) twelve and one-half of one percent (12.5%) of the lesser of (A) the Aggregate Revolving Commitment and (B) the Aggregate Borrowing Base and (ii) $56,250,000, in either case, for twenty-one (21) consecutive days, on or before Wednesday of each calendar week), and at such other times as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate setting forth each of the Aggregate Borrowing Base, the Belgian Borrowing Base, the Domestic Borrowing Base, the European Borrowing Base, the German Borrowing Base A, the German Borrowing Base B and the Swiss Borrowing Base, and supporting information in connection therewith, (including, in respect of any Borrowing Base Certificate delivered for a month which is also the end of any fiscal quarter of the Company, a calculation of Average Quarterly Availability for such quarter then ended and an indication of what the Applicable Rate is as a result of such Average Quarterly Availability); provided, that, if the Aggregate Revolving Commitment at any time exceeds Seven Hundred Fifty Million U.S. Dollars ($750,000,000), the Borrower Representative shall include such additional financial calculations reasonably requested by the Administrative Agent in order to confirm that the Aggregate Revolving Exposure is in compliance with each of the 2020 Indenture, the 2023 Term Loan Agreement and the 2023 Indenture (in each case, if in existence at such time), respectively;

(p) Paragraphs (c), (d) and (e) of Section 5.02 (Notices of Material Events) of the Credit Agreement are hereby amended by replacing each occurrence of the word “Collateral” therein with the phrase “ABL Priority Collateral”.

(q) Section 5.11 (Casualty and Condemnation) of the Credit Agreement is hereby amended by replacing each occurrence of the word “Collateral” therein with the phrase “ABL Priority Collateral”.

(r) Section 5.12 (Appraisals; Field Examinations) of the Credit Agreement is hereby amended and restated to read in full as follows:

SECTION 5.12 Appraisals; Field Examinations.

(a) Subject to the immediately succeeding sentence, at the time that the Administrative Agent requests, each Loan Party will provide the Administrative Agent with appraisals or updates thereof of its Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by any applicable material Requirement of Law. Only one (1) such Inventory appraisal shall be conducted in any calendar year; provided that (i) two (2) such Inventory appraisals may be conducted in any calendar year if the average daily Aggregate Availability for any month is less than the greater of (A) fifteen percent (15%) of the lesser of (y) the Aggregate

Revolving Commitment and (z) the Aggregate Borrowing Base and (B) $56,250,000 and (ii) during the occurrence and continuance of an Event of Default, there shall be no limitation on the number or frequency of appraisals that may be conducted at the sole expense of the Loan Parties.

(b) At any time that the Administrative Agent requests, each Loan Party will permit, upon reasonable prior notice and during normal business hours, the Administrative Agent to conduct a field examination to ensure adequacy of ABL Priority Collateral included in the Borrowing Bases and related reporting and control systems. For purposes of this Section 5.12(b), it is understood and agreed that a single field examination may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets. Only one (1) such field examinations shall be conducted in any calendar year; provided that (i) two (2) such field examinations may be conducted in any calendar year if the average daily Aggregate Availability for any month is less than the greater of (A) fifteen percent (15%) of the lesser of (y) the Aggregate Revolving Commitment and (z) the Aggregate Borrowing Base and (B) $56,250,000 and (ii) during the occurrence and continuance of an Event of Default, there shall be no limitation on the number or frequency of field examinations that may be conducted at the sole expense of the Loan Parties.

(s) Section 5.20 (Additional Collateral; Further Assurances) of the Credit Agreement is hereby amended by inserting a new clause (d) at the end thereof to read as follows:

(d) Notwithstanding anything contained in this Agreement or any other Collateral Document to the contrary, Administrative Agent shall not enter into any mortgage in respect of any Collateral constituting real property until (i) the date that occurs thirty (30) days (or such shorter period agreed to by each Lender) after Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Borrower (or the applicable Loan Party) of that fact and (if applicable) notification to the applicable Borrower (or the applicable Loan Party) that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Borrower (or the applicable Loan Party) of such notice; and (iii) if such notice is required to be provided to the applicable Borrower (or the applicable Loan Party) and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (2) Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).

(t) Section 6.01 (Indebtedness) of the Credit Agreement is hereby amended by:

(i) amending clause (b) thereof by replacing the words “date hereof” with the words “Fourth Amendment Effective Date”;

(ii) amending clause (e) thereof by deleting the phrase “the greater of Two Hundred Million U.S. Dollars ($200,000,000) and ten percent (10%) of Consolidated Total Assets” and inserting in its place the phrase “the greater of (x) One Hundred Seventy Five Million U.S. Dollars ($175,000,000) and (y) an amount equal to six percent (6.0%) of Consolidated Total Assets”;

(iii) amending clause (p) thereof by deleting the phrase “the greater of (x) One Hundred Seventy Five Million U.S. Dollars ($175,000,000) and (y) an amount equal to ten percent (10%) of Consolidated Total Assets” and inserting in its place the phrase “the greater of (x) One Hundred Million U.S. Dollars ($100,000,000) and (y) an amount equal to three and one-half percent (3.5%) of Consolidated Total Assets”;

(iv) amending and restating clause (q) thereof to read in full as follows

(q) Indebtedness in respect of the 2023 Term Loans;

(v) amending and restating clause (r) thereof to read in full as follows:

(r) Indebtedness in respect of the 2020 Notes (Exchangeable) and the 2023 Notes;

(vi) amending and restating clause (u) thereof to read in full as follows:

(u) other Indebtedness of the Company and its Subsidiaries that is secured by Liens on (x) any assets or property not constituting ABL Priority Collateral and/or (y) any ABL Priority Collateral to the extent such Liens are subordinate and junior to the Liens created pursuant to any Loan Document, in each case not to exceed a maximum principal amount of such Indebtedness that may be incurred so long as, at the time of incurrence of such Indebtedness, the Total Secured Leverage Ratio determined on a Pro Forma Basis (based upon the most recent financial statements that have been delivered pursuant to Section 5.01) after giving effect to such Indebtedness would not be greater than five (5.0) to one (1.0) on the date of such incurrence; provided in each case that such Indebtedness, together with any Indebtedness incurred under clause (t) above, does not provide for annual amortization of more than one percent (1%) and such debt matures more than sixty (60) days after the Maturity Date;

and

(vii) amending and restating clause (x) thereof to read in full as follows:

(x) other Indebtedness in an amount not to exceed Two Hundred Million U.S. Dollars ($200,000,000) at any time outstanding, which Indebtedness is either unsecured or secured by Liens on (x) any assets or property not constituting ABL Priority Collateral and/or (y) any ABL Priority Collateral to the extent such Liens are subordinate and junior to the Liens created pursuant any Loan Document.

(u) Section 6.02 (Liens) of the Credit Agreement is hereby amended by:

(i) replacing each occurrence of the words “date hereof” contained in clause (c) thereof with the words “Fourth Amendment Effective Date”;

(ii) replacing the words “Section 6.01(p), (q), (s), (u) or (x)” set forth in clause (m) thereof with the words “Section 6.01(p), (q), (r), (s), (u) or (x)”;

(iii) amending clauses (c), (m), (n) and (r) thereof by replacing each occurrence of the word “Collateral” therein with the phrase “ABL Priority Collateral”; and

(iv) amending clause (n) by deleting the amount “Twenty Five Million U.S. Dollars ($25,000,000)” and inserting in its place the phrase “the greater of (x) One Hundred Fifty Million ($150,000,000) and (y) 5.3% of Consolidated Total Assets, in each case”.

(v) Section 6.03 (Fundamental Changes) of the Credit Agreement is hereby amended by amending and restating clause (c) thereof to read in full as follows:

(c) Holdings will not engage in any business or activity other than (i) the ownership of all of the outstanding Equity Interests of the Borrowers and activities incidental thereto and (ii) such additional business and activities described in Section 7.15 of the 2023 Term Loan Agreement. Holdings will not own or acquire any assets other than (i) Equity Interests of the Borrowers and the cash proceeds of any Restricted Payments permitted by Section 6.08 and (ii) such other assets as are permitted to be held by Holdings under Section 7.15 of the 2023 Term Loan Agreement.

(w) Section 6.04 (Investments, Loans, Advances, Guarantees and Acquisitions) of the Credit Agreement is hereby amended by:

(i) replacing the words “date hereof” in clause (b) with the words “Fourth Amendment Effective Date” and by inserting the words “Fourth Amendment” immediately prior to the words “Effective Date” set forth in such clause (b);

(ii) replacing each occurrence of the word “Collateral” in clauses (c) and (d) thereof with the phrase “ABL Priority Collateral”;

(iii) amended and restating clause (o) thereof to read in full as follows:

(o) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (o) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $150,000,000 and (y) 5.5% of Consolidated Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, that no more than the greater of (x) $100,000,000 and (y) 3.00% of Consolidated Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) will be invested in reliance on this clause (o) in Unrestricted Subsidiaries (including, while Unrestricted Subsidiaries, Aleris Asia Pacific Limited, Aleris Aluminum Zhenjiang Co. Ltd. and Aleris (Shanghai) Trading Co. Ltd. and any of their direct and indirect Subsidiaries);

(iv) by redesignating clause (q) as clause (r) and correcting the cross reference therein to refer to “this clause (r)”; and

(v) by inserting the following as new clause (q):

(q) Investments constituting loans and advances to, and guarantees of Indebtedness of, employees of the Company (or any of its direct or indirect parent companies) or a Subsidiary not in excess of the greater of (x) $8,000,000 and (y) 0.30% of Consolidated Total Assets in aggregate outstanding at any one time; and

(x) Section 6.08 (Restricted Payments; Certain Payments of Indebtedness) of the Credit Agreement is hereby amended by:

(i) amending clause (a)(iii) by replacing the phrase “Five Million U.S. Dollars ($5,000,000) in respect of all such redemptions, purchases and payments made in any fiscal year” with the phrase “in any fiscal year the greater of (x) $15,000,000 and (y) 0.50% of Consolidated Total Assets (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum (without giving effect to the following proviso) of the greater of (x) $30,000,000 and (y) 1.0% of Consolidated Total Assets in any fiscal year)”;

(ii) amending clause (a)(v) thereof by replacing the amount “$10,000,000” with the phrase “the greater of (x) $50,000,000 and (y) 1.75% of Consolidated Total Assets”; and

(iii) amending clause (b)(v) thereof by replacing each occurrence of the phrase “Effective Date” therein with the phrase “Fourth Amendment Effective Date”.

(y) Section 6.10 (Restrictive Agreements) of the Credit Agreement is hereby amended by replacing the words “date hereof” in clause (ii) of the proviso with the words “Fourth Amendment Effective Date”.

(z) Section 6.11 (Amendment of Material Documents) of the Credit Agreement is hereby amended and restated to read in full as follows:

SECTION 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents or (c) any of the 2020 Indenture (Exchangeable), the 2023 Term Loan Agreement, the 2023 Indenture, any External Receivables Purchase Agreement or any Internal Receivables Purchase Agreement, in each case with respect to the foregoing clauses (a) and (b), to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.

(aa) Paragraph (k) of Article VII (Events of Default) of the Credit Agreement is hereby amended by replacing the amount “Thirty Million U.S. Dollars ($30,000,000)” contained therein with the amount “Forty Million U.S. Dollars ($40,000,000)”.

(bb) Section 9.02(b) (Waivers and Amendments) of the Credit Agreement is hereby amended by inserting the phrase “and subject to Section 2.14(c)” immediately following the phrase “Except as provided in the first sentence of Section 2.09(f) (with respect to any commitment increase)” contained in the first sentence therein.

(cc) Section 9.02(c) (Waivers and Amendments) of the Credit Agreement is hereby amended by amending and restating the third sentence thereof to read in full as follows:

Except as provided in the first sentence of this section, the Agents will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Agents may in the discretion of the Administrative Agent, release its Liens on (i) Collateral constituting ABL Priority Collateral valued in the aggregate not in excess of Ten Million U.S. Dollars ($10,000,000) during any calendar year and (ii) Collateral not constituting ABL Priority Collateral in accordance with the ABL/Term Intercreditor Agreement, in each case without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry).

(dd) The Commitment Schedule to the Credit Agreement is hereby amended and restated to read in full as set forth on Annex A attached hereto.

(ee) Schedule 3.05, 3.06, 3.14, 3.15, 3.22, 6.01, 6.02, 6.04 and 6.10 to the Credit Agreement are hereby amended to read in full as set forth on Schedule 3.05, 3.06, 3.14, 3.15, 3.22, 6.01, 6.02, 6.04 and 6.10, respectively, attached hereto.

2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent, each to be in form and substance satisfactory to the Administrative Agent:

(a) the Administrative Agent shall have received a copy of this Amendment executed by each Borrower, each other Loan Party, each Lender, the Administrative Agent and the European Agent;

(b) the Administrative Agent shall have received fully executed copies of each agreement and other delivery item listed on the Closing Checklist attached hereto as Annex B;

(c) the Administrative Agent shall have received the amounts payable pursuant to the certain Fee Letter of even date herewith between the Administrative Agent and the Company;

(d) the 2023 Term Loans shall have been obtained and the 2023 Notes shall have been issued by the Company and, in each case, the proceeds thereof shall have been used to repay or defease in full all obligations in respect of the 2020 Notes and the 2021 Notes (Combined); and

(e) no Default or Event of Default shall have occurred and be continuing.

3. Representations and Warranties. To induce the Agents and the Lenders to enter into this Amendment, each of the Loan Parties represent and warrant to the Agents and the Lenders that:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Loan Party and this Amendment has been duly executed and delivered such Loan Party;

(b) after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Credit Agreement and each other Loan Document are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects); and

(c) no Default or Event of Default has occurred and is continuing.

4. Post-Closing Obligations. Each Borrower shall, and shall cause each other Loan Party to, promptly (and in any event within time periods specified in Annex C (or such longer time as the Administrative Agent shall reasonably agree)) comply with post-closing obligations set forth on Annex C attached hereto.

5. Acknowledgment of Loan Guarantor; Reaffirmation. Each Loan Guarantor hereby acknowledges that the Borrowers, the Administrative Agent, the European Agent and the Lenders have amended the Credit Agreement by this Amendment, and such Loan Guarantor acknowledges that the Administrative Agent, the European Agent and the Lenders would not amend the Credit Agreement in the absence of the agreements of such Loan Guarantor contained herein. Each Loan Guarantor hereby approves of and consents to the Amendment, agrees that its obligations under the applicable Loan Guarantee and the other Loan Documents to which it is a party shall not be diminished as a result of the execution of the Amendment, and confirms that the applicable Loan Guarantee and all other Loan Documents to which it is a party are in full force and effect. Each Loan Party hereby reaffirms its obligations under any applicable Security Agreement and each other Collateral Document to which it is a party. Without limiting the foregoing, each Loan Party hereby reaffirms its pledge, assignment and grant of a Lien on the Collateral to the applicable Agent, on behalf of and for the ratable benefit of the applicable Lenders, to secure the prompt and complete payment and performance of the applicable Obligations. For the avoidance of doubt, the amendments made to the Credit Agreement pursuant to this Amendment shall not be construed as any form of novation (schuldvernieuwing / novation) under Belgian law. As far as necessary and for the purposes of Article 1271 et seq. of the Belgian Civil Code, each Party agrees that the Loan Guarantee, the Security Agreement and each other Collateral Document shall continue for the benefit of each Lender, its successors, transferees or assignees, notwithstanding the amendments effected by this Amendment.

6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7. References; Loan Document. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment. This Amendment constitutes a Loan Document for all purposes of the Credit Agreement and other Loan Documents.

8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., “pdf”) transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.

9. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

ALERIS INTERNATIONAL, INC., as a Domestic Borrower

By: /s/ Eric M. Rychel
Name: Eric M. Rychel
Title: Executive Vice President, Chief Financial Officer and Treasurer

ALERIS ROLLED PRODUCTS, INC., as a Domestic Borrower

By: /s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

ALERIS ROLLED PRODUCTS, LLC, as a Domestic Borrower

By: /s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

ALERIS ROLLED PRODUCTS SALES CORPORATION, as a Domestic Borrower

By: /s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

IMCO RECYCLING OF OHIO, LLC, as a Domestic Borrower

By: /s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

Signature Page to Amendment No. 4 to Credit Agreement

ALERIS OHIO MANAGEMENT, INC., as a Domestic Borrower

By: /s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

NICHOLS ALUMINUM LLC, as a Domestic Borrower

By: /s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

Signature Page to Amendment No. 4 to Credit Agreement

ALERIS ALUMINUM DUFFEL BVBA, as the Belgian Borrower

By: /s/ Geert Vannuffelen
Name: Geert Vannuffelen
Title: Manager

Signature Page to Amendment No. 4 to Credit Agreement

ALERIS ROLLED PRODUCTS GERMANY GMBH, as a German Borrower

By: /s/ Mathias Monjé
Name: Mathias Monjé
Title: Managing Director

ALERIS CASTHOUSE GERMANY GMBH, as a German Borrower

By: /s/ Mathias Monjé
Name: Mathias Monjé
Title: Managing Director

Signature Page to Amendment No. 4 to Credit Agreement

ALERIS SWITZERLAND GMBH, as the Swiss Borrower

By: /s/ Christopher R. Clegg
Name: Christopher R. Clegg
Title: Managing Director

Signature Page to Amendment No. 4 to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By: /s/ Eric B. Bergeson
Name: Eric B. Bergeson
Title: Authorized Officer

J.P. MORGAN EUROPE LIMITED, as a Lender and as European Agent

By: /s/ Matthew Sparkes
Name: Matthew Sparkes
Title: Authorized Officer

Signature Page to Amendment No. 4 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By: /s/ Thomas H. Herron
Name: Thomas H. Herron
Title: Senior Vice President

Signature Page to Amendment No. 4 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Krista Mize
Name: Krista Mize
Title: Authorized Signatory

WELLS FARGO BANK (LONDON BRANCH), as a Lender

By: /s/ T Saldanha
Name: T Saldanha
Title: Authorised Signatory

Signature Page to Amendment No. 4 to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By: /s/ Joseph Jordan
Name: Joseph Jordan
Title: Managing Director

Signature Page to Amendment No. 4 to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By: /s/ Joseph Devire
Name: Joseph Devire
Title: Director

By: /s/ Joseph Panzolfo
Name: Joseph Panzolfo
Title: Director

Signature Page to Amendment No. 4 to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

Signature Page to Amendment No. 4 to Credit Agreement

CITIBANK, N.A., as a Lender

By: /s/ David L. Smith
Name: David L. Smith
Title: Vice President and Director

Signature Page to Amendment No. 4 to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By: /s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

Signature Page to Amendment No. 4 to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Gregory J. Hall
Name: Gregory J. Hall
Title: Senior Vice President

Signature Page to Amendment No. 4 to Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Andrew Blickensderfer
Name: Andrew Blickensderfer
Title: Vice President

Signature Page to Amendment No. 4 to Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Roger F. Reeder
Name: Roger F. Reeder
Title: Vice President

Signature Page to Amendment No. 4 to Credit Agreement

SANTANDER BANK, N.A., as a Lender

By: /s/ Mark Metsky
Name: Mark Metsky
Title: SVP

SANTANDER BANK, N.A., as a Lender

By: /s/ Jeffrey G. Millman
Name: Jeffrey G. Millman
Title: Regional Credit Manager

Signature Page to Amendment No. 4 to Credit Agreement

SUNTRUST BANK, as a Lender

By: /s/ Amanda Watkins
Name: Amanda Watkins
Title: Director

Signature Page to Amendment No. 4 to Credit Agreement

ANNEX A

COMMITMENT SCHEDULE

Lender	Domestic Revolving Subcommitment	European Revolving Subcommitment	Aggregate Revolving Commitment
JPMorgan Chase Bank, N.A.	$145,000,000.00	$0.00	$145,000,000.00
J.P. Morgan Europe Limited	$0.00	$72,500,000.00	$72,500,000.00 (subcommitment	)
Bank of America, N.A.	$115,000,000.00	$57,500,000.00	$115,000,000.00
Deutsche Bank AG New York Branch	$85,000,000.00	$42,500,000.00	$85,000,000.00
Barclays Bank PLC	$55,000,000.00	$27,500,000.00	$55,000,000.00
Wells Fargo Bank, National Association	55,000,000.00	$0.00	$55,000,000.00
Wells Fargo Bank (London Branch)	$0.00	$27,500,000.00	$27,500,000.00 (subcommitment	)
Credit Suisse AG, Cayman Islands Branch	$55,000,000.00	$27,500,000.00	$55,000,000.00
KeyBank National Association	$40,000,000.00	$20,000,000.00	$40,000,000.00
PNC Bank, National Association	$40,000,000.00	$20,000,000.00	$40,000,000.00
The Huntington National Bank	$40,000,000.00	$20,000,000.00	$40,000,000.00
Santander Bank, N.A.	$35,000,000.00	$17,500,000.00	$35,000,000.00
SunTrust Bank	$35,000,000.00	$17,500,000.00	$35,000,000.00
Citibank, N.A.	$25,000,000.00	$12,500,000.00	$25,000,000.00
Goldman Sachs Bank USA	$25,000,000.00	$12,500,000.00	$25,000,000.00

Total	$750,000,000.00	$375,000,000.00	$750,000,000.00

Annex A

ANNEX B

CLOSING CHECKLIST

ANNEX C

POST-CLOSING OBLIGATIONS

1. No later than one hundred fifty (150) days after the Fourth Amendment Effective Date (or, prior to the Discharge of Non-ABL Obligations (as defined in the ABL/Term Intercreditor Agreement), such later date as the Administrative Agent (as defined in the ABL/Term Intercreditor Agreement) may specify pursuant to Schedule 6.14 to the 2023 Term Loan Agreement), the Loan Parties shall use commercially reasonable efforts to deliver duly executed mortgages with respect to the real property constituting “Mortgaged Properties” under and as defined in the 2023 Term Loan Agreement, together with each of the other deliverables with respect thereto required to be delivered to the Collateral Agent (as defined in the 2023 Term Loan Agreement) pursuant to Schedule 6.14 to the 2023 Term Loan Agreement, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Notwithstanding anything else in the Loan Documents to the contrary, (x) “commercially reasonable efforts” as used in this Section 1 to Annex C shall include the Loan Parties taking any necessary ministerial actions to cure defects in title to the extent necessary to obtain a valid mortgage and Mortgage Policy (as defined in the 2023 Term Loan Agreement), but shall not include the payment of more than de minimis fees and expense to cure any title defects and the payment of more than $300,000 for the procurement of Mortgage Policies for any Mortgaged Property, and (y) no Default or Event of Default shall be triggered if the Loan Parties fail to deliver a Mortgage or Mortgage Policy in spite of their use of commercially reasonable efforts to do so.

Annex C

Schedules to Credit Agreement